UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 27, 2010, LaSalle Hotel Properties (the “Company”) and Hans S. Weger, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, agreed that Mr. Weger’s employment with the Company would terminate no later than February 28, 2011 (the “Separation Date”). Mr. Weger will continue to serve as the Company’s Chief Financial Officer for the transitional period, during which the Company will hire an individual to succeed Mr. Weger. The Company, in its discretion, may shorten the transitional period and accelerate the Separation Date to a date earlier than February 28, 2011.

Pursuant to the terms and conditions of the amended and restated change of control severance agreement and the several time-based and performance-based restricted share agreements between the Company and Mr. Weger and their separation arrangement, Mr. Weger will receive the following, provided certain conditions are met:

•	payment of his base salary and accrued and unused vacation through February 28, 2011, and a pro-rated annual cash incentive bonus for January 1, 2011 through February 28, 2011,

•	an annual cash incentive bonus with respect to fiscal year 2010,

•	a lump sum severance payment in the amount of one year’s base salary and six months (pro-rated) of the average annual cash incentive bonuses for fiscal years 2008, 2009 and 2010,

•

payment of “COBRA” premiums for continuation of health and dental plan coverage for one year and continuation of disability and life insurance benefits for one year or the payment of the premiums therefor, and

•

as of the Separation Date, pro-rated measurement, awarding and/or vesting of restricted shares pursuant to Mr. Weger’s outstanding performance-based restricted share awards and vesting of restricted shares pursuant to Mr. Weger’s outstanding time-based restricted share awards.

The Company currently estimates that it will recognize an expense of approximately $3.0 million as a result of the above items, approximately $2.4 million of which is expected to be non-cash expense.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 27, 2010, the Company issued a press release announcing that the Company and Hans S. Weger, the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, agreed that Mr. Weger’s employment with the Company would terminate no later than February 28, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 27, 2010

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: September 27, 2010	By:	/S/ MICHAEL D. BARNELLO
Michael D. Barnello
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 27, 2010